Exhibit 99.2

ITHAX Acquisition Corp. III Announces Closing of $230 Million Initial Public Offering

New York - ITHAX Acquisition Corp III (the “Company”), a newly incorporated blank check company, today announced the closing of its initial public offering of 23,000,000 units at a price of $10.00 per unit, including 3,000,000 units issued pursuant to the full exercise by the underwriter of its over-allotment option. The offering was priced at $10.00 per unit, resulting in gross proceeds of $230,000,000.

The Company’s units commenced trading on the Nasdaq Global Market (“Nasdaq”) under the ticker symbol “ITHAU” on December 12, 2025.

The Company is sponsored by Orestes Fintiklis, founder of Ithaca Capital Partners, who is also acting as Chief Executive Officer, Chief Financial Officer and Chairman of the Company.

The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any industry, it currently intends to concentrate its search for a target business operating in the asset management, leisure, hospitality, catering, travel, entertainment, gaming, lifestyle and related services sectors, driven by next-generation technologies including AI and digital assets.

Each unit consists of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Only whole warrants are exercisable. Once the securities comprising the units begin trading separately, the Company expects that the Class A ordinary shares and redeemable warrants will be listed on the Nasdaq under the symbols “ITHA” and “ITHAW,” respectively.

Cantor Fitzgerald & Co. served as sole book-running manager.

Of the proceeds received from the consummation of the offering and a simultaneous private placement of warrants, $230,000,000 was placed in the Company’s trust account. An audited balance sheet of the Company as of December 15, 2025, reflecting receipt of the proceeds upon consummation of the offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (the “SEC”).

The offering was made only by means of a prospectus, copies of which may be obtained by contacting Cantor Fitzgerald & Co., Attention Capital Markets, 499 Park Avenue, New York, NY 10022, or by e-mail at prospectus@cantor.com.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission (the “SEC”) on December 11, 2025. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated use of the net proceeds. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About ITHAX Acquisition Corp III

ITHAX Acquisition Corp III (www.ithaxacquisition.com) is a newly organized blank check company sponsored by Orestes Fintiklis, founder of Ithaca Capital Partners, a private equity manager. Orestes Fintiklis was also sponsor and Chief Executive Officer of ITHAX Acquisition Corp.

Media Contact

Orestes Fintiklis

info@ithaxacquisition.com